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                                                                  Exhibit 10(c)

                           PROTECTIVE LIFE CORPORATION
                            1996 STOCK INCENTIVE PLAN


                                    SECTION 1

                                     PURPOSE

     The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase stockholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, and (c) enabling the Company to attract and retain the ser vices of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

                                    SECTION 2

                                   DEFINITIONS

     2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

     (a) "Act" means the Securities Exchange Act of 1934, as amended.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Cause" means (i) the willful failure by the Participant to perform substantially his duties as an Employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

     (d) "Change in Control" is (i) transaction or acquisition as identified in the Company's Rights Agreement, as in effect from time to time, (ii) the consummation of (A) any consolidation, merger or similar transaction or purchase of securities of the Company pursuant to which
         (x) the members of the Board of Directors of the Company immediately prior to such transaction, do not, immediately after the transaction, constitute a majority of the Board of Directors of the surviving entity or (y) the stockholders of the Company immediately preceding the transaction, do not, immediately after the transaction, own at least 50% of the combined voting power of the outstanding securities of the surviving entity, or (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, including, without limitation, any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Protective Life Insurance Company.


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     (e) "Change in Control  Price"  means the highest  price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

     (f) "Code" means the Internal Revenue Code of 1986, as amended.

     (g) "Committee" means the Compensation and Management Succession Committee of the Board (or such other committee of the Board that the Board shall designate from time to time), which shall consist of two or more members, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3, as promulgated under Section 16 of the Act and an "outside director" within the meaning of Section 162(m).

     (h) "Company" means Protective Life Corporation, a Delaware corporation, and any successor thereto.

     (i) "Disability" means total disability as determined in accordance with the terms of the long-term disability plan of the Company or any of its Subsidiaries in which the Participant is eligible to participate.

     (j) "Employee" means any officer or other key executive and management employee of the Company or any of its Subsidiaries.

     (k) "Fair Market Value" means, on any date, the average of the average of the highest and lowest sales price for a share of Stock reported for such day on a national exchange or the average of the highest and lowest bid and asked prices for a share of Stock on such date on a nationally recognized system of price quotation. In the event that there are no Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

     (l) "Participant" means any Employee designated by the Committee to participate in the Plan.

     (m)"Plan" means the Protective Life Corporation 1996 Stock Incentive Plan, as in effect from time to time.

     (n)"Retirement" means retirement at the age at which the Participant may retire and immediately thereafter commence receipt of any benefits due under the Company's defined benefit pension plan.

     (o) "Section 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     (p) "Stock" means the common stock of the Company, par value $0.50 per share.

     (q) "Stock Appreciation Right" shall mean a contractual right granted under
         Section 6 to receive Stock.

     (r) "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.



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     2.2 Gender and Number.  Except when  otherwise  indicated  by the  context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                    SECTION 3

                          ELIGIBILITY AND PARTICIPATION

     Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan.

                                    SECTION 4

                             POWERS OF THE COMMITTEE

     4.1 Power to Grant. The Committee shall determine the Participants to whom Stock Appreciation Rights shall be granted and the terms and conditions of any and all such Stock Appreciation Rights. The Chairman of the Board may suggest to the Committee the Participants who should receive Stock Appreciation Rights under the Plan, provided that the number of shares of the Company's Common Stock with respect to which awards may be made to any participant shall not exceed 200,000. The terms and conditions of each Stock Appreciation Right shall be determined by the Committee at the time of grant, and such terms and conditions shall not be subsequently changed in a manner which would be adverse to participants without the consent of the Participant to whom such Stock Appreciation Right has been granted. The Committee may establish different terms and conditions for different Participants receiving Stock Appreciation Rights and for the same Participant for each Stock Appreciation Right such Participant may receive, whether or not granted at different times.

     4.2 Substitute Stock Appreciation Rights. The Committee shall have the right to grant Stock Appreciation Rights in substitution for or upon the cancellation of Stock Appreciation Rights previously granted and such new Stock Appreciation Rights may contain terms more favorable to the recipient than the Stock Appreciation Rights they replace, including, without limitation, a lower exercise price.

     4.3 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

                                    SECTION 5

                              STOCK SUBJECT TO PLAN

     5.1 Number. Subject to the provisions of Section 5.3, the number of shares of Stock subject to Stock Appreciation Rights under the Plan may not exceed 500,000 shares of Stock. The shares

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to be delivered  under the Plan will  consist of either  newly issued  shares of
Stock or treasury Stock.

     5.2 Canceled, Terminated, or Forfeited Stock Appreciation Rights. Any shares of Stock subject to a Stock Appreciation Right which for any reason is canceled, terminated or otherwise settled without the issuance of any Stock shall again be available under the Plan.

     5.3 Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available for Stock Appreciation Rights under Section 5.1 or subject to outstanding Stock Appreciation Rights and the respective base prices and/or performance criteria applicable to outstanding Stock Appreciation Rights may be appropriately adjusted by the Committee, whose determination shall be conclusive.

                                    SECTION 6

                            STOCK APPRECIATION RIGHTS

     6.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Stock Appreciation Rights, if any, to be granted to a Participant. Each Stock Appreciation Right shall be evidenced by a letter to each Participant that shall specify the base price, the duration of the Stock Appreciation Rights, the number of shares of Stock to which the Stock Appreciation Rights pertain, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

     6.2 Base Price. Unless otherwise determined by the Committee, a Stock Appreciation Right granted pursuant to the Plan shall have a base price which is not less than the Fair Market Value of the Stock on the date the Stock Appreciation Right is granted.

     6.3 Exercise of Stock Appreciation Rights. A Stock Appreciation Right awarded under the Plan shall entitle a Participant to receive from the Company an amount in Stock equal to the excess of the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right over the base price thereof. Except as otherwise provided in the Plan and subject to the Committee's right to accelerate the exercisability of such Stock Appreciation Rights in its discretion, the Stock Appreciation Rights shall become exercisable, subject to the restrictions and conditions hereof, on the fifth anniversary of the Grant Date (the "Grant Date"), provided that such Stock Appreciation Rights shall also become exercisable under the circumstances described in Section 7 and/or Section 9.1. Notwithstanding the foregoing, no Stock Appreciation Right shall be exercisable for more than 10 years after the date on which it is granted.

     6.4 Payment. The Committee shall establish procedures governing the exercise of Stock Appreciation Rights, which shall require that written notice of exercise be given. The number of shares of Stock payable pursuant to the exercise of Stock Appreciation Rights shall be equal to the (x) the excess of
(i) the Fair Market Value of a share of Stock on the date of exercise multiplied by the number of Stock Appreciation Rights exercised over (ii) the sum of the base price for all Stock Appreciation Rights exercised divided by (y) the Fair Market Value of a share of Stock on the date of exercise. As soon as practicable after receipt of a written exercise notice, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock. In the


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event that the Committee shall determine that any certificates  issued hereunder must bear a legend restricting the transfer of such Stock, such certificates shall have the appropriate legend.

     6.5 Limitations on and Deferral of Payment. (a) Deferrals. Notwithstanding anything in the Plan to the contrary, the Committee may defer all or any portion of any distribution of Common Stock to be made hereunder to the extent such distribution, when added to all other payments to be made to a Participant in a calendar year, would not be deductible compensation paid by the Company for federal income tax purposes within the meaning of Section 162. In the event that a distribution or distributions of Stock to a Participant is deferred, the Company will establish for each such Participant a book-entry account (the "Account") representing all such deferred awards.

     (b) Dividends on Deferred Awards. In the event that dividends are paid by the Company during the deferral period, each Participant's Account shall be credited with the amount of any dividends which would otherwise have been payable to such Participant if the number of shares represented by such Account had been owned directly, and such amount shall be deemed to be reinvested in additional shares of Stock.

     (c) Payment. The Stock represented by each Participant's Account shall be paid to such Participant (or, in the event of his or her death, to his or her designated beneficiary or, if none, to his or her estate) in a lump sum, or in installments, if necessary to preserve the deductibility of such payment, as of the earliest date that the payment of the Account balance, or portion thereof, when added to all other payments to be made to a Participant in a calendar year, would be deductible by the Company for federal income tax purposes within the meaning of Section 162 (including
     Section 162(m)) of the Code.




                                    SECTION 7

                            TERMINATION OF EMPLOYMENT

     7.1 Termination of Employment Due to Death. Disability or Retirement. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of death, Disability or Retirement, any Stock Appreciation Rights granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) may be exercised by the Participant or the Participant's designated beneficiary, and if none is named, in accordance with Section 11.2, at any time prior to the expiration date of the term of the Stock Appreciation Rights or within three (3) years (or such other period as the Committee shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter.

     7.2 Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment of the Participant shall terminate for any reason other than one described in Section 7.1, any unexercised Stock Appreciation Rights (whether or not exercisable prior to the date of termination) shall terminate and be canceled immediately upon such termination of employment.




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                                    SECTION 8

                     FORFEITURE OF STOCK APPRECIATION RIGHTS

     8.1 Forfeiture and Pay-Back of SAR Amount. If within one year after the exercise of all or a portion of the Stock Appreciation Rights awarded under this Agreement, the Participant voluntarily terminates his or her employment with the Company and the Participant becomes employed by a competitor of the Company in the financial services industry (which includes, but is not limited to, working in the insurance, mutual fund, broker-dealer, financial institution, or investment company industries), the Participant agrees to pay the Company within 30 days of commencing such employment an amount, in cash or the equivalent value in shares of Stock, equal to the aggregate of all SAR Amounts attributable to Stock Appreciation Rights exercised within the one year period prior to the date of such termination.

     8.2 Forfeiture of Stock Appreciation Rights. If, after the Participant's termination of employment, the Committee determines that, either during or after the Participant's employment by the Company or one of its Subsidiaries, the Participant engaged in conduct that (i) would have permitted the Company or any of its Subsidiaries to terminate the Participant's employment for Cause had he or she still been employed or (ii) otherwise results in damage to the business or reputation of the Company or any of its Subsidiaries, all of the Stock Appreciation Rights that are still outstanding at the time of such determination shall immediately terminate and be canceled immediately upon such determination by the Committee. Upon such a determination by the Committee, the Company may disregard any attempted exercise of the Stock Appreciation Rights by notice delivered prior to such determination, if, at such time, the Company had not completed the steps necessary to effect such exercise.


                                    SECTION 9

                                CHANGE IN CONTROL

     9.1 Accelerated  Vesting and Payment.  Subject to the provisions of Section
9.2 below, in the event of a Change in Control,  each Stock  Appreciation  Right
(regardless of whether such SARs are at such time otherwise exercisable) shall be canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the base price for such Stock Appreciation Right.

     9.2 Alternative Awards. Notwithstanding Section 9.1, no cancellation, acceleration of exercis ability or vesting or cash settlement or other payment shall occur with respect to any Stock Appreciation Rights if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Stock Appreciation Rights shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

         (i) be based on stock which is traded on an established securities market, or which will be so traded within 60 days of the Change in Control;

         (ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable


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     under such Award,  including,  but not limited to, an  identical  or better exercise or vesting schedule and identical or better timing and methods of payment;

         (iii) have substantially equivalent economic value to such Award (determined at the time of the Change in Control);

         (iv) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's compensation or a material reduction in the Participant's responsibilities, in each case without the Participant's written consent.

     9.3 Stock Appreciation Rights Granted Within Six Months of the Change of Control. If any Stock Appreciation Rights granted within six months of the date on which a Change in Control occurs (i) is held by a person subject to the reporting requirements of Section 16(a) of the Act and (ii) is to be cashed out pursuant to Section 9.1, such cash out shall not occur until the later of (i) the date which is six months and one day after the date the Stock Appreciation Right was granted or (ii) the first date on which, in the opinion of the Company's counsel, such cash out could occur without such reporting person being potentially subject to liability under Section 16(b) of the Act by reason of such cash out.

                                   SECTION 10

                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

     The Board may at any time terminate or suspend the Plan, and from time to time either the Board or the Committee may amend or modify the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Stock Appreciation Right theretofore granted under the Plan, without the consent of the Participant.

                                   SECTION 11

                            MISCELLANEOUS PROVISIONS

     11.1 Nontransferability of Stock Appreciation Rights. No Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

     11.2 Beneficiary Designation. Benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by the Participant's estate. If the Participant desires to name another beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of the Participant's death, the Participant may do so by filing a form prescribed by the Committee. Such designation will be effective only when filed by the Participant, in writing with the Chief Accounting Officer of the Company, during the Participant's lifetime. Such designation will revoke all prior designations made by the Participant.

     11.3 No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or affiliate. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Stock Appreciation Rights.

     11.4 Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local withholding tax requirements on any Stock Appreciation Rights under the Plan, and the Company may defer issuance of Stock until such requirements are satisfied.

     11.5 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.

     11.6 Requirements of Law. The granting of Stock Appreciation Rights and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     11.7 Term of Plan. The Plan shall be effective on August 15, 1996. The Plan shall continue in effect, unless sooner terminated pursuant to Section 9, until the tenth anniversary of the Grant Date.

     11.8 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

     11.9 No Impact on Benefits. Stock Appreciation Rights granted under the Plan are not compensation for purposes of calculating an Employee's rights under any employee benefit plan.

     11.10 No Voting Rights. The Participant shall have no right, in respect of Stock Appreciation Rights granted, to vote on any matter submitted to the Company's stockholders until such time as shares of Stock issuable upon exercise of such Stock Appreciation Rights have been so issued.